Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ADOPTS TAX BENEFITS PRESERVATION PLAN TO PROTECT TAX ASSETS
AND ENTERS INTO WRITTEN AGREEMENT WITH THE FEDERAL RESERVE

NEW YORK – August 13, 2009 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that the Company’s Board of Directors has adopted a Tax Benefits Preservation Plan (the “Rights Plan”).

While the Rights Plan will not impede the Company’s ability to pursue restructuring or strategic opportunities, it is designed to protect the Company’s ability to utilize its net operating losses and other tax assets, preserving value for the benefit of all stakeholders.  This value could be reduced if the Company experiences an “ownership change” under U.S. federal income tax rules, which occurs if one or more “5% shareholders” (as defined under U.S. federal income tax laws) have aggregate increases of 50% in their CIT ownership over a three year historic period. The Rights Plan reduces the likelihood that CIT experiences such an ownership change by discouraging any person or group from becoming a “5% shareholder.”

In addition, the Company announced that on August 12, 2009, it entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of New York (the "FRB"), the principal regulator for its bank holding company. The Agreement requires regular reporting to the FRB, as well as the submission of plans and certain restrictions related to corporate governance, credit practices, capital and liquidity and the Company's businesses.  The Agreement also requires prior written approval related to the payment of dividends and distributions, incurrence of debt, and the purchase or redemption of stock.

Details of the Tax Benefits Preservation Plan and Written Agreement will be filed with the SEC in a Form 8-K that will be accessible in the Investor Relations section of the Company’s web site at http://ir.cit.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About CIT
CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.  The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements.  All statements contained in this document, other than statements of historical fact, including without limitation, the ability to use our net operating losses and other tax assets to reduce future tax payments, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.  While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially.  These forward-looking statements speak only as of the date on which the statements were made.  CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.
###

CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com